January 31, 2006

Re: Update on Wells Real Estate Fund XIV, L.P., including 2005 estimated valuations

Dear Custodian or Pension Plan Trustee:

We would like to take this opportunity to inform you that there are no estimated valuations available for the Wells Real Estate Fund XIV, L.P. ("Fund XIV") limited partnership units. Pursuant to the Partnership's Prospectus and the partnership agreement, for the first three fiscal years following the termination of the offering of units in Fund XIV, the estimated value of the units shall be deemed to be $10 per unit for these purposes which is based on the original unit purchase price.

For more detailed information, please refer to the Form 10-K as filed with the Securities and Exchange Commission. You can find the filing at www.sec.gov.

All of us at Wells Real Estate Funds appreciate the important role you play as Custodian or Pension Plan Trustee in helping provide unparalleled service to our investors. If you have any questions, please feel free to contact our Client Services Department at 800-557-4830.

Sincerely,

/s/ Richard Scott

Richard Scott

Vice President

Client Relations

Certain statements contained in this correspondence other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future performance and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that this report is filed with the Securities and Exchange Commission. Neither the partnership nor the general partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual results could differ materially from any forward-looking statements contained in this correspondence. This is neither an offer nor a solicitation to purchase securities.